EXHIBIT 99.1


BRIGHAM                                                             NEWS RELEASE
EXPLORATION COMPANY                                        FOR IMMEDIATE RELEASE


BRIGHAM EXPLORATION TO PRESENT AT THE IPAA 2002 OIL & GAS INVESTMENT SYMPOSIUM IN NEW YORK

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     Austin,  TX -- (PRNewswire) - April 19, 2002 -- Brigham Exploration Company
(NASDAQ:BEXP) management will make a presentation at the IPAA 2002 Oil & Gas Investment Symposium in New York on Tuesday, April 23rd at 1:45 pm EDT. This presentation will be open to all investors and interested parties through a live Webcast via the Internet. Details regarding the presentation include:


     Date & Time:               Tuesday, April 23rd at 1:45 pm EDT

     Presenter:                 Bud Brigham - Chairman, CEO and President

     Webcast Address:           www.bexp3d.com or
                                www.vcall.com/EventPage.asp?ID=81266

ABOUT  BRIGHAM  EXPLORATION

     Brigham Exploration Company is an independent exploration and production company that applies 3-D seismic imaging and other advanced technologies to systematically explore and develop onshore domestic natural gas and oil provinces. For more information about Brigham Exploration, please visit our website at www.bexp3d.com or contact Investor Relations at 512-427-3444.

Contact:    John Turner, Manager - Finance & Investor Relations
            (512) 427-3300 / investor@bexp3d.com
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